Exhibit 10.6

[Letterhead of SeaWorld Entertainment, Inc.]

February 26, 2018

John T. Reilly

141 Glenridge Way

Winter Park, FL 32789

Dear Mr. Reilly,

Reference is made to the Key Employee Severance Plan, as amended and restated March 1, 2017 (the “Plan”), of SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”).

The Company agreed that, in the event of any termination by the Company of your employment with the Company without Cause during the period of your service as Interim CEO of the Company (and continuing for one year after you cease to be Interim CEO), you will be eligible for severance benefits equal to that of a “Tier 1” employee under the Plan.

Sincerely,

SeaWorld Entertainment, Inc.

________________________________
By: Jack Roddy
Title: Chief Human Resources & Culture Officer